As filed with the Securities and Exchange Commission on February 19, 2021	Registration No. 333-238043

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S‑3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAAR SURGICAL COMPANY
(Exact name of registrant as specified in its charter)

___________________

Delaware (State or other jurisdiction of incorporation or organization)	95‑3797439 (I.R.S. Employer Identification No.)

25651 Atlantic Ocean Drive
Lake Forest, California 92630
(626) 303-7902
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________

Samuel Gesten, Esq.
Chief Legal Officer and Secretary
STAAR Surgical Company
25651 Atlantic Ocean Drive
Lake Forest, California 92630
(626) 303-7902

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Charles Kaufman, Esq.
Lexcuity PC
5250 Lankershim Blvd., Suite 500
North Hollywood, CA 91601
(818) 450-1558

___________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☑	Accelerated filer ☐
Non-accelerated filer☐	Smaller reporting company☐
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	——	——	——	——
Preferred Stock, par value $0.01 per share	——	——	——	——
Warrants	——	——	——	——
Debt Securities	——	——	——	——
Units	——	——	——	——
Total			$200,000,000	$25,960
(1)

 This Registration Statement registers an indeterminate number of shares of common stock and preferred stock, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and an indeterminate principal amount of debt securities, which in aggregate shall have an initial offering price that does not exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities will be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the adjustment provisions of any such securities that may cause additional securities to be issuable upon a stock split or stock dividend or pursuant to any anti-dilution provisions of such securities.

(2)

Pursuant to Instruction II.D. of Form S-3 under the Securities Act, the maximum aggregate offering price is provided on a combined basis for all classes of securities registered hereunder, and the amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price are not specified by each class.

(3)	Previously paid in connection with the initial filing of this Registration Statement. Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

PROSPECTUS

 STAAR Surgical Company

$200,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
______________

From time to time, we may sell common stock, preferred stock, warrants or debt securities. A prospectus supplement specifying the terms of the offering will accompany this prospectus. Our common stock is traded on the Nasdaq Global Market under the trading symbol “STAA.” If we offer other securities, the prospectus supplement will provide information about their listing on a securities exchange, if any.

_________________________________________________________

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplements relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 7.

______________

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities through underwriters or agents or directly to purchasers. The names of any underwriters or agents will appear on the accompanying prospectus supplement. For additional information on methods of sale, please see the sections entitled “Plan of Distribution” in this prospectus and the accompanying prospectus supplement. The prospectus supplement also shows the net proceeds we expect to receive from the sale.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________

The date of this prospectus is February 19, 2021.

You should rely only on the information contained in this prospectus, the prospectus supplement and information to which we have referred you. We have not authorized anyone else to provide you with different information. In particular, we have not authorized any dealer or salesperson to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities it specifically describes on the front of the document, and only under circumstances and in jurisdictions where we can lawfully do so.

______________

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “STAAR” refer to STAAR Surgical Company and its subsidiaries.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration we may sell common stock, preferred stock, warrants or debt securities in one or more offerings, up to a maximum total dollar amount of $200,000,000. This prospectus provides you with a general description of each of those types of securities. Whenever we offer or sell securities in connection with this shelf registration we will also provide a prospectus supplement that contains a more complete description of the securities offered and the structure of the offering. We may also use the prospectus supplement to add, update or change any of the information contained in this prospectus. This prospectus, together with the relevant prospectus supplement and other documents to which we refer you, includes all material information relating to any offering. Before purchasing our common stock please carefully read both this prospectus and the prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should assume that the information in this prospectus is accurate only as of the date on the cover page. Any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time this prospectus is delivered or the time a security is sold. Our business, financial condition, results of operations and prospects may have changed materially since that date.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

Representations, warranties or covenants that may appear in any agreement filed as an exhibit to a document incorporated by reference in this prospectus were made solely for the benefit of the parties to that agreement. The parties made those statements for the private purpose of allocating contractual risk, not to establish facts. Even if accurate when made, these statements may not be accurate now, and they may have been qualified by schedules or other disclosures that have not been filed or incorporated by reference into this prospectus. Only the parties to such an agreement are entitled to enforce its representations, warranties or covenants. You should not rely on those statements for any purpose.

Special Note Regarding Forward-Looking Statements

Statements in this prospectus that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (as amended). Forward-looking statements also appear in other documents to which we refer you in this prospectus. They may be found, among other places, in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent report on Form 10-K, in our quarterly reports on Form 10-Q filed after our most recent Form 10-K, and any amendments to these documents filed with the SEC. These statements relate to our future plans, objectives, expectations and intentions. Among other things, forward-looking statements include statements about the following:

•	our strategy;
•	our business prospects including expectations for revenue or other performance of our business or of specific products;
•	the status of applications for approval of products by the FDA or regulatory agencies of other countries, and our status with such agencies;
•	sufficiency of our cash reserves;
•	product development;
•	research and development and other expenses; and
•	legal risks.

You may also generally identify forward-looking statements by the use of words such as “expect,” “anticipate,” “intend,” “plan” and similar expressions.

You should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors” and elsewhere in this prospectus, in the accompanying prospectus supplement, and in our other reports we file with the SEC. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

Prospectus Summary

STAAR Surgical Company designs, develops, manufactures and sells implantable lenses for the eye and delivery systems used to deliver the lenses into the eye. We are the leading manufacturer of lenses used worldwide in corrective or “refractive” surgery. Our goal is to position our refractive lenses throughout the world as primary and premium solutions for patients seeking visual freedom from wearing eyeglasses or contact lenses while achieving excellent visual acuity through refractive vision correction. We also make lenses for use in surgery that treats cataracts.

Refractive surgery corrects the types of visual disorders that glasses or contact lenses have traditionally treated. The field of refractive surgery includes both lens-based procedures, using products like our Visian® ICL™, and laser-based procedures like LASIK. Successful refractive surgery can correct common vision disorders such as myopia, hyperopia and astigmatism.

Cataract surgery is a common outpatient procedure where the surgeon removes the eye’s natural lens and replaces it with an artificial lens called an intraocular lens, or “IOL,” to restore the patient’s vision.

EVO Visian ICL and Visian ICL

Manufacturing and selling lenses used in refractive surgery accounted for approximately 86% of our total sales in 2019 and is our fastest growing source of revenue. We sell them under our EVO Visian ICL and Visian ICL brands. Made of Collamer®, our proprietary biocompatible lens material, the ICL folds for minimally invasive implantation behind the iris and in front of the natural crystalline lens, in a space known as the posterior chamber. Implantation uses techniques similar to those used to implant an IOL during cataract surgery, except that the natural lens remains intact in the eye. Lenses of this type are generically called “phakic IOLs” or “phakic implants” because they work along with the patient’s natural lens, or phakos, rather than replacing it. The surgeon typically implants the ICL using topical anesthesia on an outpatient basis. The patient usually experiences immediate vision improvement within a day.

Our ICL is the only posterior chamber phakic IOL approved by the FDA for marketing and sale in the U.S., and we believe it is the world’s largest selling phakic IOL. The Collamer material belongs to a family of materials known as collagen copolymers. Collagen copolymers are compounds formed by joining molecules of collagen derived from biological sources with synthetic monomer molecules. The Collamer material is exclusive to us, and we believe its biocompatibility is a significant factor in the ability to place this lens safely in the posterior chamber of the eye.

As of the date of this prospectus, the ICL has been implanted into more than 1,000,000 eyes worldwide. STAAR began selling the ICL for myopia for use outside the U.S. in 1997. U.S. sales commenced in 2006. In addition to the Visian ICL for myopia available in the U.S. our current global ICL product line includes the following models:

•

The EVO Visian ICL, which uses a port in the center of the ICL optic, is available in markets outside the U.S. The CentraFLOW® port’s size is optimized to allow the flow of fluid within the eye without affecting the quality of vision. The port eliminates the need for the surgeon to perform a YAG peripheral iridotomy procedure days before the ICL implant, a requirement of the original Visian ICL. In 2019, the FDA approved STAAR’s application for an Investigational Device Exemption (IDE) which authorizes STAAR to conduct a clinical trial in the U.S. to generate data requested by the FDA for its evaluation of whether to approve the EVO Visian ICL for marketing and sale in the U.S. STAAR enrolled the first patient in the clinical trial in January 2020.

•	The Toric ICL, or TICL, which corrects for astigmatism as well as myopia or hyperopia and is available globally.
•

The EVO+, which uses the same CentraFLOW port as EVO along with an optical zone expanded up to 20% for enhanced vision. EVO+ was approved for sale in Europe and in other countries that recognize CE Mark in 2015 and is now widely approved for sale outside the U.S. The IDE approved by the FDA in 2019 regarding the EVO Visian ICL also applies to the FDA’s evaluation for approval of EVO+.

•	The hyperopic ICL, which treats far-sightedness and is primarily sold in Europe and in other countries that recognize the CE Mark.

According to Market Scope, LLC a publisher of ophthalmic industry data, approximately 4 million refractive procedures, primarily laser vision procedures, were performed worldwide in 2019. The incidence of myopia is growing globally, with high myopia becoming more common according to recently published articles (see, Ophthalmology, The Journal of the American Academy of Ophthalmology, online publication date June 21, 2016). We believe this trend will significantly increase the number of patients seeking refractive procedures.

We believe that negative publicity regarding LASIK may create an opportunity for increased sales of the ICL. The ICL has been the subject of numerous peer-reviewed articles in which surgeons have provided data regarding the safety, effectiveness, and visual quality of the ICL.

Worldwide ICL revenue increased by approximately 28% in 2019 and has increased outside the U.S. at approximately a double-digit annual percentage rate since 2001.Refractive surgery is an elective procedure generally not covered by health insurance. Patients must pay for the procedure, frequently through installment financing arrangements. Patients can defer the choice to have refractive surgery if they lack the disposable income to pay for it, they do not feel their income is secure, or they cannot obtain credit. As a result, conditions in the general economy may affect sales of ICLs.

Intraocular lenses

We sell in parts of Asia and parts of Europe a “Preloaded Injector” with an acrylic aphakic IOL packaged and shipped in a pre-sterilized, disposable injector ready for use in cataract surgery. We also sell a silicone lens-based Preloaded Injector in Japan. We believe the Preloaded Injector offers surgeons improved convenience and reliability. The acrylic lens-based Preloaded Injector uses a lens supplied by a third party. The supplier also assembles and sells the acrylic Preloaded Injector under its own brand, using injector parts purchased from us.

The silicone lens-based Preloaded Injector uses a lens produced and marketed by STAAR. This line of foldable IOLs is manufactured from silicone in a three-piece design with Polyimide loop haptics attached to the optic; they are largely aspheric IOLs that use optical designs that produce a clearer image than traditional spherical lenses, especially in low light.

Sales of these IOLs and related products for cataract surgery generated approximately 11% percent of our total sales in 2019.

Other surgical products

In addition to the injector parts we sell to our acrylic lens supplier, we sell other related instruments and devices that we manufacture, or that are manufactured by others. Generally, these products have lower overall gross profit margins relative to our ICLs and IOLs. Sales of other surgical products accounted for approximately 3% of our total sales in fiscal 2019, 5% of our total sales in fiscal 2018, and 6% of our total sales in fiscal 2017.

Operations

STAAR has significant operations globally. Activities outside the U.S. accounted for approximately 95% of our total sales in fiscal year 2019, primarily due to the pace of product approvals and commercialization that tend to occur first outside the U.S. STAAR sells its products in more than 75 countries, with direct distribution in Japan, Spain, the U.S., Germany, Canada, the U.K. and Singapore, with a combination of direct distribution and independent distribution (i.e., via distributors and STAAR representatives) in China, Korea and India, and with independent distribution in the remainder of the countries where we sell.

STAAR maintains operational and administrative facilities in the U.S., Switzerland, and Japan. Our current global operations are as follows:

•

United States. STAAR operates its global administrative offices and principal manufacturing facility in Monrovia, California. The Monrovia manufacturing facility primarily makes the Visian implantable Collamer lens product family, including the EVO Visian ICL (collectively referred to as ICLs), Collamer intraocular lenses (IOLs), preloaded silicone IOLs, and injector systems. We manufacture the raw material for Collamer lenses (both IOLs and ICLs) in our facility in Aliso Viejo, California. STAAR also operates a Technology Center housing its Research & Development team and labs in Tustin, California. STAAR’s facility in Lake Forest, California serves as our corporate headquarters. It contains executive offices and operational facilities we expect to use for future manufacturing of STAAR’s Presbyopia lenses.

•

Switzerland. STAAR operates an administrative, distribution and operational facility in Brugg, Switzerland under its wholly owned subsidiary, STAAR Surgical AG. We are in the process of expanding our manufacturing capabilities for STAAR’s ICL products in the Nidau, Switzerland facility.

•

Japan. STAAR operates administrative and distribution facilities in Japan under its wholly owned subsidiary, STAAR Japan Inc. STAAR Japan’s administrative facility is in Shin-Urayasu and its distribution facility is in Ichikawa City. STAAR performs final packaging of its silicone preloaded IOL injectors and final inspection of its acrylic preloaded IOL injectors at the Ichikawa City facility.

Regulatory Matters

STAAR’s Monrovia facility received a Warning Letter from the U.S. FDA on May 27, 2014, followed by a Form FDA 483 citing inspectional observations on February 4, 2015, both of which alleged deficiencies in STAAR’s compliance with the FDA’s current Good Manufacturing Practice (cGMP) regulations. STAAR responded to the Warning Letter and FDA 483 and implemented corrective action plans. On June 19, 2018, STAAR received a close-out letter from FDA lifting the Warning Letter.

Following the resolution of the Warning Letter, STAAR has received a number of significant approvals from the FDA and other regulators, including the following:

•

On September 13, 2018, STAAR announced FDA approval of its PMA Supplement for the Visian Toric ICL, permitting STAAR to market and sell the Visian Toric ICL in the U.S. for the correction of myopia with astigmatism.

•	In a letter dated December 6, 2019, the FDA notified STAAR it provided sufficient data to support initiation of a human clinical study in the U.S. of the EVO/EVO+ Visian ICL.
•	In January 2020, STAAR reported the first enrollment and implantation on an EVO Visian ICL in the U.S. as part of the clinical study.
•	On January 13, 2020, STAAR announced that it had gained CE Mark approval for use of its EVO Visian ICL as a supplemental or “piggyback” lens in post-cataract IOL surgery patients (pseudophakics).

Please see the Prospectus Supplement, our most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q filed after our most recent Form 10-K, and any amendments to these documents filed with the SEC, for updated information on STAAR’s regulatory matters.

Corporate Information

Originally incorporated in California in 1982, STAAR reincorporated in Delaware in 1986. Our executive offices are located at 25651 Atlantic Ocean Drive, Lake Forest, California 92630, and our telephone number is (626) 303-7902. Our website address is www.staar.com. The information on our website is not a part of this prospectus.

STAAR Surgical Company, STAAR’s Logo, STAAR®, EVO Visian ICL™, Evolution in Visual Freedom™, Visian®, Collamer®, CentraFLOW®, AquaPORT®, nanoFLEX® nanoPOINT® and Afinity® are trademarks or registered trademarks of STAAR in the U.S. and other countries.

Risk Factors

Investment in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, please read and carefully consider the “Risk Factors” sections in the prospectus supplement, in our most recent Annual Report on Form 10-K filed with the SEC, and in our most recent Quarterly Reports on Form 10-Q if we filed them after the most recent Form 10-K. These reports are incorporated by reference into this prospectus, along with any filings containing information that amends, supplements or supersedes those reports. Instructions for obtaining copies appears under the heading “Where You Can Find More Information.” Each of these risk factors describes a circumstance that has the potential to materially harm our business, operating results or financial condition and reduce the value of an investment in our securities. It is important for investors to read and consider all of them.

Securities We May Offer

We may offer any of the following types of securities, with a maximum total value of up to $200,000,000:

•	common stock;
•	preferred stock;
•	warrants to purchase common or preferred stock;
•	warrants to purchase debt securities; and
•	debt securities.

We may offer these securities from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. We may offer them separately, or as units made up of any combination of securities. This prospectus provides you with a general description of the securities we may offer. In connection with each offering we will provide a prospectus supplement that contains a more complete description of the securities offered and the structure of the offering. The prospectus supplement will include the following information, to the extent applicable:

•	the type of security offered, whether common or preferred equity, warrants, debt securities, or a combination;
•	the amount of securities and the price range;
•	the aggregate offering price or aggregate principal amount;
•	the maturity date, if applicable;
•	the rates and times of payment of interest or dividends, if any;
•	redemption, conversion or sinking fund terms, if any;
•	voting or other rights, if any;
•	conversion or exercise prices, if any;
•	information about any trustee or paying agent;
•	the plan of distribution;

•	the intended use of proceeds;
•	information about the legal counsel who will pass on the legality of the securities offered; and
•	federal income tax considerations, if material to the securities offered.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may offer and sell the securities directly to investors or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include the following information in the prospectus supplement to the extent applicable:

•	the names of the underwriters or agents;
•	the fees, discounts or commissions to be paid to them;
•	details regarding over-allotments, if any;
•	the net proceeds to us; and
•	information about the legal counsel advising them on matters related to the offering.

Use of Proceeds

Unless we describe another use in the prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including among other things working capital, capital expenditures, expansion of sales and marketing, and continuing research and development. We may also use a portion of the net proceeds to acquire or invest in businesses, assets, products and technologies that are complementary to our own, although we are not currently contemplating or negotiating any such acquisitions or investments.

Description of Capital Stock

Our authorized capital stock consists of 60 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per shares. As of February 17, 2021 we had 46,564,457 shares of common stock outstanding and no outstanding preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting in the election of directors.

Subject to the preferences of any then outstanding shares of preferred stock, each holder of our common stock is entitled to receive a pro rata share of any dividends that may be declared by the Board of Directors out of funds legally available for that purpose. If our company is liquidated, dissolved or wound up, each holder of the common stock is entitled to a pro rata share of the net proceeds of that transaction after payment of all liabilities and the payment of the liquidation preferences of any then outstanding shares of preferred stock.

Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. No redemption or sinking fund provisions apply to any of our common stock. Except for restricted stock issued to some of our employees as incentive compensation, all outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be issued under this prospectus will be fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation gives our Board of Directors the authority, without further action by the stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. On the date of this prospectus we have no outstanding preferred stock.

If STAAR sells preferred stock, we will file a document called a “certificate of designation” with the state of Delaware, which becomes a part of our certificate of incorporation. The certificate of designation serves to legally create a series of preferred stock having the rights, preferences, privileges and restrictions that the board of directors has determined. Before we make any offering of preferred stock we will file the form of certificate of designation with the SEC as an exhibit to the registration statement of which this prospectus forms a part, or as an exhibit to a current report on Form 8-K. The certificate of designation, together with one or more prospectus supplements, will describe the terms of the preferred stock, including the following to the extent applicable:

•	the title of the class and series;
•	the number of shares designated to be in the same class and series and to share the same rights, preferences and privileges;
•	any liquidation preference per share;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	whether the preferred stock will be convertible into our common stock and, if it is, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities and, if it is, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The prospectus supplement will provide additional information regarding the preferred stock, including the following:

•	the number of shares of preferred stock offered;
•	the price range at which the preferred stock will be offered; and
•	whether the preferred stock will be listed on any securities exchange or market.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights specified in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. This is an anti-takeover law, which restricts transactions and business combinations between a corporation and an interested stockholder owning 15% or more of the corporation’s outstanding voting stock, for a period of three years from the date the stockholder becomes an interested stockholder. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder, this law prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by, the interested stockholder, or any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s stock. The statutory ban does not apply to a person who became an interested stockholder in a transaction approved by the board of directors. The statutory ban also does not apply if, upon consummation of the transaction in which a person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation. This calculation does not include shares held by persons who are both directors and officers or by employee stock plans.

Charter Documents

Provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire our company, or discourage a third party from attempting to acquire control of our company. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. However, these provisions could also limit the price investors might be willing to pay in the future for our common stock and could have the effect of delaying or preventing a change in control. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unsolicited acquisition proposal outweigh the disadvantages of discouraging these proposals because, among other things, negotiation may result in an improvement of their terms. Nevertheless, these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include the following:

•	our stockholders may not act by written consent;
•	some of the limitations on actions by stockholders cannot be changed without a 66‑2/3% supermajority vote of stockholders;
•	stockholders must give advance notice to nominate directors or propose other business at meetings; and
•

our board of directors has the authority to issue up to 10,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8200.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we provide for different warrant terms in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are described in this prospectus, or offer a security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or described in this prospectus. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K.

General

A warrant is a right to purchase our securities at a predetermined price. We will describe in the applicable prospectus supplement the terms of the series of warrants, including the following:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have the following rights or any other rights of holders of the securities purchasable upon such exercise:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or the right to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, the right to payments upon our liquidation, dissolution or winding up, and the right to vote shares.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. The reverse side of the warrant certificate and the applicable prospectus supplement will describe the information that the holder of the warrant must deliver to the warrant agent to exercise the warrants.

On receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants. Subject to our transfer agent’s available procedures, warrants may be issued, certificated and held in digital from. If issued in digital form, notices and exercise procedures would likewise be handled electronically.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

No Warrants Outstanding

As of the date of this prospectus, no warrants to purchase our common stock or any of our other securities are currently outstanding, and we have no current contractual obligations to issue warrants.

Description of Debt Securities

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the specific terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement will fundamentally change the terms that are described in this prospectus, or offer a type of debt security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or described in this prospectus.

We will issue any senior debt securities under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

In any offering of debt securities each prospectus supplement will describe the following terms related to a series of debt securities:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and if so, the terms of any depositary arrangement and the identity of the depositary;
•	the maturity date;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to do any of the following:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided by STAAR, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we state otherwise in the prospectus supplement applicable to a specific series of debt securities, the indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures that would govern any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders for any of the purposes specified below:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “Consolidation, Merger or Sale;”
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading General above, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the debenture trustee;
•	compensate and indemnify the debenture trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to do any of the following:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment of the unclaimed money.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of California, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe “global securities” in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we state otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, it is the depositary, and not we or any applicable trustee, who is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

We may sell the securities covered by this prospectus directly to purchasers, or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us.

We may sell the securities in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. We may make these sales in transactions that may involve crosses or block transactions. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only the underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Legal Matters

The validity of the securities being registered in the registration statement of which this prospectus is a part will be passed upon for us by Samuel Gesten, Esq. Mr. Gesten, who participated in the preparation of this prospectus and the related registration statement, is employed by STAAR as its Chief Legal Officer and Secretary, owns 33,440 shares of our Common Stock and holds vested options to purchase an additional 17,844 shares of our Common Stock, 27,091 unvested options and 7,745 unvested restricted stock units. In any offering of securities under this prospectus, the prospectus supplement will provide information on the legal counsel who will pass on the validity of the specific securities being offered and information on the legal counsel for any underwriters employed in the offering.

Experts

The consolidated financial statements and schedule as of January 3, 2020 and December 28, 2018 and for each of the three years in the period ended January 3, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of January 3, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at the following address:

Public Reference Room
100 F Street, NE
Washington, DC  20549

You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information about us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from that office on payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: Investor Relations, STAAR Surgical Company, 25651 Atlantic Ocean Drive, Lake Forest, California 92630, telephone number (626) 303-7902.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act prior to the termination of the offering (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for our fiscal year ended January 3, 2020, filed with the SEC on February 26, 2020;
•	our Proxy Statement for the Annual Meeting of Stockholders held on July 30, 2020, filed with the SEC on June 8, 2020;
•	our Quarterly Report on Form 10-Q for our quarter ended April 3, 2020, filed with the SEC on May 6, 2020;
•	our Quarterly Report on Form 10-Q for our quarter ended July 3, 2020, filed with the SEC on August 5, 2020;
•	our Quarterly Report on Form 10-Q for our quarter ended October 2, 2020, filed with the SEC on November 4, 2020;
•

our Current Reports on Form 8-K filed with the SEC on January 31, 2010, May 1, 2020, May 6, 2020 (as to Item 5.02 only), June 1, 2020, July 6, 2020, August 3, 2020, September 14, 2020 (as to Item 1.01 only), October 8, 2020 (as to Item 1.01 only) and January 26, 2021 (as to Item 5.01 only).

•

the description of our common stock contained in Amendment No. 1 to our registration statement on Form 8-A/A filed with the SEC on April 18, 2003, including any amendment or report filed for the purpose of updating this description.

You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$11,196
The NASDAQ Global Market listing fees	*
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and related fees	*
Miscellaneous	*
Total	*
*

These fees will depend on the type of securities offered and the number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to any offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a “derivative action” — an action by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article VIII of our certificate of incorporation, as amended, provides:

“The corporation shall to the fullest extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto.”

Our by-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the by-laws.

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We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

We generally enter into agreements with our executive officers and directors to indemnify them to the fullest extent permitted under the Delaware General Corporation Law.

If we employ underwriters in an offering, our underwriting agreement, a form of which is attached as Exhibit 1.1, may provide for indemnification by any underwriters of STAAR, our directors, our officers who sign the registration statement and our controlling persons for selected liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index on Page II-5.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs 1.i, 1.ii and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference  in this registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to
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the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8.	That:
i.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

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Exhibit Index

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.(1)
4.1	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.(1)
4.2	Form of Senior Debt Indenture.(2)
4.3	Form of Subordinated Debt Indenture.(3)
4.4	Form of Senior Note.(1)
4.5	Form of Subordinated Note.(1)
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.(1)
4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.(1)
4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate.(1)
5.1	Opinion of Samuel Gesten, Esq.**
23.1	Consent of BDO USA, LLP.*
23.2	Consent of legal counsel (included in Exhibit 5.1).**
24.1	Power of Attorney.**
25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.(4)
25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.(4)

*	Filed herewith.
**	Previously filed.
(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.
(2)	Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, File No. 333-194147, filed with the Commission on February 26, 2014.
(3)	Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, File No. 333-194147, filed with the Commission on February 26, 2014.
(4)	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on February 19, 2021.

STAAR SURGICAL COMPANY

By:	/s/ Caren Mason
Caren Mason
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Caren Mason Caren Mason	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 19, 2021
/s/Patrick F. Williams Patrick F. Williams	Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2021
/s/ Louis E. Silverman* Louis E. Silverman	Director, Chairman of the Board	February 19, 2021
/s/Stephen C. Farrell* Stephen C. Farrell	Director	February 19, 2021
/s/Thomas G. Frinzi Thomas G. Frinzi	Director	February 19, 2021
/s/ Gilbert H. Kliman Gilbert H. Kliman	Director	February 19, 2021
/s/John C. Moore* John C. Moore	Director	February 19, 2021

*By:	/s/Samuel Gesten
Samuel Gesten
Attorney-in-Fact

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